Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder New York Tax Free Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      10,162,351       496,495         998,063                 0

2.    To elect Trustees.


                                                    Number of Votes:
                                                    ----------------

                      Trustee                For                      Withheld
                      -------                ---                      --------

         Henry P. Becton, Jr.             11,026,957                  629,952

         Dawn-Marie Driscoll              10,931,362                  725,547

         Peter B. Freeman                 11,028,292                  628,617

         George M. Lovejoy, Jr.           11,029,367                  627,542

         Wesley W. Marple, Jr.            11,024,275                  632,634

         Daniel Pierce                    11,026,424                  630,486

         Kathryn L. Quirk                 10,920,216                  736,694

         Jean C. Tempel                   11,021,836                  635,073

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For           Against          Abstain        Broker Non-Votes*
         ---           -------          -------        -----------------

      9,079,306        913,360         1,149,355            514,888

                      38 - Scudder New York Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      9,385,178         740,926        1,112,926            492,217

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                      Broker
             Fundamental Policies                 For             Against          Abstain          Non-Votes*
             --------------------                 ---             -------          -------          ----------

         5.1   Diversification                 9,384,454          749,031         1,008,536          514,888
         5.2   Borrowing                       9,365,005          765,746         1,011,270          514,888
         5.3   Senior securities               9,371,657          761,828         1,008,538          514,888
         5.4   Concentration                   9,372,232          758,519         1,011,270          514,888
         5.5   Loans                           9,375,268          758,217         1,008,536          514,888
         5.6   Underwriting of securities      9,385,412          750,069         1,006,540          514,888
         5.7   Investment in real estate       9,387,401          748,080         1,006,540          514,888
         5.8   Purchase of physical            9,385,218          750,263         1,006,540          514,888
               commodities
         5.9   Investment in New York          9,387,401          748,080         1,006,540          514,888
               municipal securities
         5.10  Tax diversification             9,385,412          750,069         1,006,540          514,888

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        10,424,271                  371,671                    860,967

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                      39 - Scudder New York Tax Free Fund